Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73, 74U and 74V correctly, the correct answers are as follows...


				A	B	C	Institutional

72. DD)
(1)   Large Cap Value Fund	200	27	n/a	n/a
72. EE)
(1)   Large Cap Value Fund	n/a	n/a	n/a	n/a
73. A)
(1)   Large Cap Value Fund	0.0280	0.0430	n/a	n/a
73. B)
(1)   Large Cap Value Fund	n/a	n/a	n/a	n/a
74. U)
(1)   Large Cap Value Fund	1,670	118	87	n/a
74. V)
(1)   Large Cap Value Fund	$24.58	$22.75	$23.08	$n/a